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      CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS
                              ADOPTED JULY 23, 2003



I. This Code of Ethics (the "Code") for the investment companies within the Van Kampen complex identified in Exhibit A (collectively, "Funds" and each, a "Fund") applies to each Fund's Principal Executive Officer, President, Principal Financial Officer and Treasurer (or persons performing similar functions) ("Covered Officers" each of whom are set forth in Exhibit B) for the purpose of promoting:

         o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

         o full, fair, accurate, timely and understandable disclosure in reports and documents that a company files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

         o compliance with applicable laws and governmental rules and regulations;

         o prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

         o       accountability for adherence to the Code.

                 Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. Any question about the application of the Code should be referred to the General Counsel or his/her designee (who is set forth in Exhibit C).

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

         OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest interferes, or appears to interfere, with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

         Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" (as defined in the Investment Company Act) of the Fund. The Fund's and its investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code, unless or until the General Counsel determines that any violation of such programs and procedures is also a violation of this Code.



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         Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Fund and its investment adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund or for the investment adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Fund and its investment adviser. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the investment adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Funds' Boards of Directors/Trustees ("Boards") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

         Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

         Each Covered Officer must not:

         o use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally (directly or indirectly) to the detriment of the Fund;

         o cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund; or

         o use material non-public knowledge of portfolio transactions made or contemplated for, or actions proposed to be taken by, the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

         Each Covered Officer must, at the time of signing this Code, report to the General Counsel all affiliations or significant business relationships outside the Morgan Stanley complex and must update the report annually.

         Conflict of interest situations should always be approved by the General Counsel and communicated to the relevant Fund or Fund's Board. Any activity or relationship that would present such a conflict for a Covered Officer would likely also present a conflict for the Covered Officer if an immediate member of the Covered Officer's family living in the same household engages in such an activity or has such a relationship. Examples of these include:

         o service or significant business relationships as a director on the board of any public or private company;

         o accepting directly or indirectly, anything of value, including gifts and gratuities in excess of $100 per year from any person or entity with which the Fund has current or prospective business dealings, not including occasional

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         o       meals or tickets for theatre or sporting events or other
                 similar entertainment; provided it is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

         o any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its investment adviser, principal underwriter, or any affiliated person thereof; and

         o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.     DISCLOSURE AND COMPLIANCE

         o Each Covered Officer should familiarize himself/herself with the disclosure and compliance requirements generally applicable to the Funds;

         o each Covered Officer must not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's Directors/Trustees and auditors, or to governmental regulators and self-regulatory organizations;

         o each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and their investment advisers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

         o it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.      REPORTING AND ACCOUNTABILITY

         Each Covered Officer must:

         o upon adoption of the Code (thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Boards that he has received, read and understands the Code;

         o annually thereafter affirm to the Boards that he has complied with the requirements of the Code;

         o not retaliate against any other Covered Officer, other officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

         o notify the General Counsel promptly if he/she knows or suspects of any violation of this Code. Failure to do so is itself a violation of this Code.

         The General Counsel is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any

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particular situation. However, any waivers(1) sought by a Covered Officer must be considered by the Board of the relevant Fund or Funds.

         The Funds will follow these procedures in investigating and enforcing this Code:

         o the General Counsel will take all appropriate action to investigate any potential violations reported to him;

         o if, after such investigation, the General Counsel believes that no violation has occurred, the General Counsel is not required to take any further action;

         o any matter that the General Counsel believes is a violation will be reported to the relevant Fund's Audit Committee;

         o if the directors/trustees/managing general partners who are not "interested persons" as defined by the Investment Company Act (the "Independent Directors/Trustees/Managing General Partners") of the relevant Fund concur that a violation has occurred, they will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer or other appropriate disciplinary actions;

         o the Independent Directors/Trustees/Managing General Partners of the relevant Fund will be responsible for granting waivers of this Code, as appropriate; and

         o any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.       OTHER POLICIES AND PROCEDURES

         This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds' investment advisers, principal underwriters, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code unless any provision of this Code conflicts with any applicable federal or state law, in which case the requirements of such law will govern. The Funds' and their investment advisers' and principal underwriters' codes of ethics under Rule 17j-1 under the Investment Company Act and Morgan Stanley's Code of Ethics are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.      AMENDMENTS

         Any amendments to this Code, other than amendments to Exhibits A, B or C, must be approved or ratified by a majority vote of the Board of each Fund, including a majority of Independent Directors/Trustees/Managing General Partners.



------------------
(1) Item 2 of Form N-CSR defines "waiver" as "the approval by the registrant of a material departure from a provision of the code of ethics."


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VII.     CONFIDENTIALITY

         All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Independent Directors/Trustees/Managing General Partners of the relevant Fund or Funds and their counsel, the relevant Fund or Funds and their counsel and the relevant investment adviser and its counsel.

VIII.    INTERNAL USE

         The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion



I have read and understand the terms of the above Code. I recognize the responsibilities and obligations incurred by me as a result of my being subject to the Code. I hereby agree to abide by the above Code.


-------------------------

Date:
     --------------------



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                                    EXHIBIT A
                                    FUND LIST

                          Van Kampen Series Fund, Inc.
                             on behalf of its series
                         Van Kampen American Value Fund
                      Van Kampen Emerging Markets Debt Fund
                        Van Kampen Emerging Markets Fund
                          Van Kampen Equity Growth Fund
                      Van Kampen European Value Equity Fund
                          Van Kampen Focus Equity Fund
                    Van Kampen Global Equity Allocation Fund
                       Van Kampen Global Value Equity Fund
                      Van Kampen Growth and Income Fund II
                      Van Kampen International Magnum Fund
                         Van Kampen Japanese Equity Fund
                         Van Kampen Mid Cap Growth Fund
                        Van Kampen Global Franchise Fund
                              Van Kampen Value Fund
                      Van Kampen Worldwide High Income Fund

                        Van Kampen U.S. Government Trust
                             on behalf of its series
                         Van Kampen U.S. Government Fund

                            Van Kampen Tax Free Trust
                             on behalf of its series
                     Van Kampen Insured Tax Free Income Fund
                   Van Kampen Strategic Municipal Income Fund
                   Van Kampen California Insured Tax Free Fund
                        Van Kampen Municipal Income Fund
               Van Kampen Intermediate Term Municipal Income Fund
                    Van Kampen New York Tax Free Income Fund
                   Van Kampen California Municipal Income Fund
                    Van Kampen Michigan Tax Free Income Fund
                    Van Kampen Missouri Tax Free Income Fund
                      Van Kampen Ohio Tax Free Income Fund

                                Van Kampen Trust
                             on behalf of its series
                           Van Kampen High Yield Fund

                             Van Kampen Equity Trust
                             on behalf of its series
                             Van Kampen Utility Fund
                             Van Kampen Growth Fund
                        Van Kampen Aggressive Growth Fund
                         Van Kampen Small Cap Value Fund
                          Van Kampen Select Growth Fund
                      Van Kampen Small Company Growth Fund
                        Van Kampen Small Cap Growth Fund
                       Van Kampen Value Opportunities Fund

                           Van Kampen Tax-Exempt Trust
                             on behalf of its Series
                      Van Kampen High Yield Municipal Fund


                                EXHIBIT A (CONT.)
                                    FUND LIST

                           Van Kampen Equity Trust II


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                             on behalf of its Series
                           Van Kampen Technology Fund
                       Van Kampen International Advantage

                  Van Kampen Pennsylvania Tax Free Income Fund
                         Van Kampen Tax Free Money Fund
                            Van Kampen Comstock Fund
                         Van Kampen Corporate Bond Fund
                         Van Kampen Emerging Growth Fund
                           Van Kampen Enterprise Fund
                          Van Kampen Equity Income Fund
                      Van Kampen Government Securities Fund
                        Van Kampen Growth and Income Fund
                             Van Kampen Harbor Fund
                   Van Kampen High Income Corporate Bond Fund
                   Van Kampen Limited Maturity Government Fund
                              Van Kampen Pace Fund
                     Van Kampen Real Estate Securities Fund
                             Van Kampen Reserve Fund
                            Van Kampen Exchange Fund

                        Van Kampen Life Investment Trust
                           on behalf of its Portfolios
                           Aggressive Growth Portfolio
                               Comstock Portfolio
                            Emerging Growth Portfolio
                              Enterprise Portfolio
                              Government Portfolio
                           Growth and Income Portfolio
                             Money Market Portfolio

                        Van Kampen Municipal Income Trust
                      Van Kampen California Municipal Trust
                          Van Kampen High Income Trust
                         Van Kampen High Income Trust II
                   Van Kampen Investment Grade Municipal Trust
                           Van Kampen Municipal Trust
                  Van Kampen California Quality Municipal Trust
                   Van Kampen Florida Quality Municipal Trust
                   Van Kampen New York Quality Municipal Trust
                     Van Kampen Ohio Quality Municipal Trust
                 Van Kampen Pennsylvania Quality Municipal Trust
                     Van Kampen Trust for Insured Municipals
                Van Kampen Trust for Investment Grade Municipals
           Van Kampen Trust for Investment Grade California Municipals
            Van Kampen Trust for Investment Grade Florida Municipals
           Van Kampen Trust for Investment Grade New Jersey Municipals
            Van Kampen Trust for Investment Grade New York Municipals
          Van Kampen Trust for Investment Grade Pennsylvania Municipals
                     Van Kampen Municipal Opportunity Trust
                   Van Kampen Advantage Municipal Income Trust
            Van Kampen Advantage Pennsylvania Municipal Income Trust
                   Van Kampen Strategic Sector Municipal Trust

                                EXHIBIT A (CONT.)
                                    FUND LIST

                     Van Kampen Value Municipal Income Trust
               Van Kampen California Value Municipal Income Trust
              Van Kampen Massachusetts Value Municipal Income Trust
                Van Kampen New York Value Municipal Income Trust
                  Van Kampen Ohio Value Municipal Income Trust


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              Van Kampen Pennsylvania Value Municipal Income Trust
                    Van Kampen Municipal Opportunity Trust II
                 Van Kampen Advantage Municipal Income Trust II
                    Van Kampen Select Sector Municipal Trust
                           Van Kampen Senior Loan Fund
                         Van Kampen Senior Income Trust
                              Van Kampen Bond Fund
                             Van Kampen Income Trust


                                    EXHIBIT B

                                COVERED OFFICERS

                         Mitchell M. Merin -- President
  Ronald E. Robison -- Executive Vice President and Principal Executive Officer
    John L. Sullivan -- Vice President, Chief Financial Officer and Treasurer


                                    EXHIBIT C

                           GENERAL COUNSEL'S DESIGNEE

                               A. Thomas Smith III